Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
J.T. Eger	Cynthia Hiponia and Alice Kousoum
(408) 831-4247	(408) 831-4100
jt@gigamon.com	IR@gigamon.com

Gigamon Inc. Announces Chief Financial Officer Transition

Santa Clara, CALIF., April 28, 2014 – Gigamon® Inc. (NYSE:GIMO), a leader in traffic visibility solutions with the innovative Visibility Fabric™ architecture, today announced that Duston Williams has informed the company of his intention to step down as chief financial officer to take a new position with a privately held company. Mr. Williams will continue in his role at Gigamon until June 6, 2014, and will remain available in an advisory capacity through August 30, 2014 working on transition and other matters. The Gigamon board of directors has launched a search to replace Mr. Williams. Following Mr. William’s departure, Ravi Narula, Gigamon’s chief accounting officer, will serve as the interim chief financial officer until a permanent replacement is found. Mr. Narula has been serving as Gigamon’s chief accounting officer since 2013 and vice president, corporate controller since 2012. Prior to joining Gigamon, Mr. Narula held a number of finance and accounting roles for other publicly traded technology companies, including serving as chief financial officer at BigBand Networks, Inc.

“I am grateful for Duston’s contributions to Gigamon, building a first class finance organization and being a key member of the team that took the company public last year,” said chief executive officer Paul Hooper. “We wish him continued success at his next venture.”

Legal Notice Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue”

or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our expectations regarding our chief financial officer transition. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products; our ability to retain existing customers and generate new customers; the market for network traffic visibility solutions not continuing to develop; competition from other products and services; and general market, political, economic and business conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 28, 2013. The forward-looking statements in this press release are based on information available to Gigamon as of the date hereof, and Gigamon disclaims any obligation to update any forward-looking statements, except as required by law.

About the Visibility Fabric architecture

At Gigamon we realized that delivering the visibility essential to manage, analyze and secure the complex system that is the IT infrastructure requires a new approach. With millions of traffic flows across thousands of endpoints, visibility needs to be pervasive, intelligent and dynamic. Using our patented, unique technology, we created an innovative new approach for delivering this visibility called the Visibility Fabric architecture. This new approach is intelligent and versatile in its ability to enable visibility into the network. For more information visit http://www.gigamon.com/traffic-visibility-fabric.

About Gigamon

Gigamon provides an intelligent Visibility Fabric™ architecture for enterprises, data centers and service providers around the globe. Our technology empowers infrastructure architects, managers and operators with pervasive and dynamic intelligent visibility of traffic across both physical and virtual environments without affecting the performance or stability of the production network. Through patented technologies and centralized management, the Gigamon GigaVUE portfolio of high availability and high density products intelligently delivers the appropriate network traffic to management, analysis, compliance and security tools. With over eight years’ experience designing and building traffic visibility products in the US, Gigamon solutions are deployed globally across vertical markets including over half of the Fortune 100 and many government and federal agencies. www.gigamon.com